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                                                                    EXHIBIT 10.3

                       FORM OF NON-COMPETITION AGREEMENT
                         FOR EACH OF THE PRINCIPALS OF:

                            HUB CITY TERMINALS, INC.
                             HUB CITY ALABAMA, L.P.
                             HUB CITY ATLANTA, L.P.
                             HUB CITY BOSTON, L.P.
                             HUB CITY CANADA, L.P.
                            HUB CITY CLEVELAND, L.P.
                             HUB CITY DALLAS, L.P.
                             HUB CITY DETROIT, L.P.
                             HUB CITY FLORIDA, L.P.
                           HUB CITY GOLDEN GATE, L.P.
                             HUB CITY HOUSTON, L.P.
                          HUB CITY INDIANAPOLIS, L.P.
                           HUB CITY KANSAS CITY, L.P.
                           HUB CITY LOS ANGELES, L.P.
                          HUB CITY MID-ATLANTIC, L.P.
                            HUB CITY NEW HAVEN, L.P.
                           HUB CITY NEW ORLEANS, L.P.
                         HUB CITY NEW YORK STATE, L.P.
                      HUB CITY NEW YORK-NEW JERSEY, L.P.
                          HUB CITY NORTH CENTRAL, L.P.
                              HUB CITY OHIO, L.P.
                          HUB CITY PHILADELPHIA, L.P.
                           HUB CITY PITTSBURGH, L.P.
                            HUB CITY PORTLAND, L.P.
                           HUB CITY RIO GRANDE, L.P.
                            HUB CITY ST. LOUIS, L.P.
                            HUB CITY TENNESSEE, L.P.
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                           NON-COMPETITION AGREEMENT
                           -------------------------


     THIS NON-COMPETITION AGREEMENT (this "Agreement") is entered into as of this 18th day of March, 1996 by and among Daniel F. Hardman, an individual (the "Employee"), and Hub City Terminals, Inc., a Delaware corporation (the "Hub Chicago").

     WHEREAS, Hub Chicago has become a wholly owned subsidiary of Hub Group, Inc., a Delaware corporation ("Hub Group") in connection with the restructuring completed simultaneously with the initial public offering of Class A Common Stock by Hub Group;

     WHEREAS, in connection with such transaction, the Employee will remain an employee of Hub Chicago;

     WHEREAS, the Employee and the Employee's Affiliates will continue to engage in certain businesses after the date hereof; and

     WHEREAS, as a condition to the consummation of the transactions described above, the parties hereto desire to enter into certain agreements restricting the activities of the Employee and the Employee's Affiliates.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:


Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, capitalized terms used herein shall have the meanings set forth below:

     "Affiliate" with regard to the Employee, means a Person that is controlled by the Employee. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliates" and "Affiliated" shall have correlative meanings. Hub Chicago and its Subsidiaries shall not be deemed to be Affiliates of the Employee for purposes of this Agreement.

     "Intermodal Transport Business" means the utilization of roads, highways and/or the railroad system to arrange for the transportation of goods in trailers and/or containers on behalf of third parties from the point of origin to their final destination.

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     "Partnerships" means each partnership in which Hub Chicago holds a general partnership interest.

     "Person" means an individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity.

     "Restricted Area" means any state or other jurisdiction in which Hub Chicago currently transacts any business such that it is required to obtain a certificate of authority or to be licensed to transact business in such state or jurisdiction and each state or other jurisdiction in which Hub Chicago shall, immediately preceding the date on which the Employee is no longer employed by Hub Chicago or the sole stockholder of Hub Chicago, transact any business such that it is required to obtain a certificate of authority or to be licensed to transact business in such state or jurisdiction. Notwithstanding the foregoing, the Restricted Area shall not include those areas in which Hub Chicago is required to obtain a certificate of authority or to be licensed to transact business solely because Hub Chicago is the general partner of any Partnership.

     "Subsidiaries" means any entity, at least 50% of the equity of which is owned by Hub Chicago and shall include the Partnerships.

     Section 2. Agreement not to Compete. During the term beginning on the date hereof and continuing until one (1) year after the Employee is no longer an employee of Hub Chicago, the Employee shall not, and will cause the Employee's Affiliates to not, anywhere within the Restricted Area, directly or indirectly, engage in the ownership, management or operation of the Intermodal Transport Business on behalf of any Person other than Hub Chicago or the sole stockholder of Hub Chicago. In addition, during the term described in the preceding sentence, the Employee shall be obligated to present to Hub Chicago all opportunities to acquire any interest in the Intermodal Transport Business, which opportunities the Employee or the Employee's Affiliates would be entitled to pursue on their own behalf but for the terms of this Agreement.

     Section 3. Limitations on Non-Competition. Notwithstanding anything to the contrary contained in this Agreement, the Employee and the Employee's Affiliates may:

     (a) be an owner, directly or indirectly, of securities of any class of Hub Chicago or any of its affiliates or Subsidiaries;

     (b) be an owner of up to 1% of the outstanding stock of any class of securities of a Person (public or private) primarily engaged in the Intermodal Transport Business, so long as (i) the Employee and any of the Employee's Affiliates have no active participation (except to the extent permitted by clause (c) below) in the business

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     of such Person and (ii) the Employee and any of the Employee's Affiliates
     do not in the aggregate own more than 5% of such Person; and

          (c) be an owner of the outstanding stock of any class of securities of a Person (public or private) primarily engaged in the business of providing transportation or logistic services; provided, that such Person does not directly compete with the Partnerships, Hub Chicago or the sole stockholder of Hub Chicago within the Restricted Area.

     Section 4. Restriction on Purchase of Securities. The Employee agrees that the Employee will not acquire, directly or indirectly, beneficial ownership of the shares of capital stock of Hub Group, during the period beginning on the date of this Agreement and expiring 180 days thereafter.

     Section 5.     Confidential Information.

          (a) The Employee acknowledges that, by virtue of the Employee's employment by Hub Chicago, the Employee will be granted otherwise prohibited access to confidential and proprietary data of Hub Chicago, the Partnerships and the sole stockholder of Hub Chicago, which information is not known either to competitors of the Partnerships, Hub Chicago or the sole stockholder of Hub Chicago, or otherwise. This information (herein, the "Confidential Information") includes, but is not limited to: (i) specialized strategies, practices and procedures for obtaining and maintaining clients; (ii) computer systems, software programs and related enhancements of the Partnerships, Hub Chicago and the sole stockholder of Hub Chicago or of the clients of the foregoing; (iv) policies, practices and procedures relating to pricing of services, including agreements with the providers of transportation and the related fee schedules; (v) ongoing service agreements information relating to the identity of clients of the Partnerships, Hub Chicago and the sole stockholder of Hub Chicago; (vi) key contacts at such clients; (vii) specifics concerning the nature and extent of services previously or currently being provided to or planned for such clients; and (viii) any other essential information concerning such clients' particularized needs. The Employee agrees that, beginning on the date hereof and continuing until two (2) years after the Employee is no longer an employee of Hub Chicago, the Employee will not, without the prior written consent of the Hub Chicago, divulge any Confidential Information or make use of it for the Employee's own purposes or the purposes of another.

          (b) The foregoing restrictions shall not prohibit the Employee from divulging Confidential Information to the extent required by the lawful order of a court or agency of competent jurisdiction; provided, however, to the extent that any such court or agency seeks to compel the Employee to divulge any Confidential Information,

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     the Employee shall promptly inform Hub Chicago and shall take such reasonable steps to prevent disclosure of such Confidential Information until Hub Chicago has been informed of such requested disclosure and Hub Chicago has had an opportunity to respond to such court or agency.

     Section 6. Reasonable and Necessary Restrictions. The Employee acknowledges that the restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of Hub Chicago, and are a material inducement to Hub Chicago to enter into the transactions contemplated in the recitals hereto.

     Section 7. Specific Performance. The Employee acknowledges that the obligations undertaken by the Employee pursuant to this Agreement are unique and that Hub Chicago will not have an adequate remedy at law if the Employee shall fail to perform any of the Employee's obligations hereunder, and the Employee therefore confirms that Hub Chicago's right to specific performance of the terms of this Agreement is essential to protect the rights and interests of Hub Chicago. Accordingly, in addition to any other remedies that Hub Chicago may have at law or in equity, Hub Chicago shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by the Employee, and Hub Chicago shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by the Employee, and the Employee submits to the jurisdiction of the courts in the State of Illinois for this purpose.

     Section 8. Operations of Affiliates. The Employee agrees that the Employee will refrain from authorizing any Affiliate to perform any activities that would be prohibited by the terms of this Agreement if they were performed by the Employee directly.

     Section 9.     Miscellaneous Provisions.

     9.1 Interpretation. The parties hereto acknowledge that the fundamental policies of this Agreement are to protect Hub Chicago's interest in the business and assets acquired by it on the date hereof and to eliminate potential conflicts of interest that may exist as a result of actions taken or proposed to be taken by the Employee after the date hereof, and this Agreement shall be construed and enforced in a manner consistent with and in furtherance of these policies.

     9.2 Binding Effect. Subject to any provisions hereof restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, and personal representatives.

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     9.3  Assignment.  None of the parties hereto may assign any of its rights under this Agreement, or attempt to have any other entity or individual assume any of its obligations hereunder, except that Hub Chicago may assign any of its rights, interests and obligations under this Agreement to any entity controlling, controlled by or under common control with Hub Chicago.

     9.4 Severability. If fulfillment of any provision of this Agreement, at the time such fulfillment shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

     9.5 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to choice-of-law rules thereof.

     9.6 Amendment. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

     9.7 Waiver. Any waiver by any party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

     9.8 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     9.9 No Presumption Against Drafter. Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

     9.10 Execution in Counterparts. This Agreement may be executed in two or more counterparts, none of which need contain the signatures of each of the parties hereto and each of which shall be deemed an original.

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                           *     *     *     *     *

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     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.


                     HUB CITY TERMINALS, INC.


                         By:   /s/ David P. Yeager
                               --------------------
                               Name: David P. Yeager
                               Title:  Chief Executive Officer


                     EMPLOYEE:


                               /s/ Daniel F. Hardman
                               ----------------------
                               Daniel F. Hardman


Attest:


/s/ William L. Crowder
-----------------------
William L. Crowder

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